                                                                Exhibit 10.2

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Brandywine Realty Trust:

     We have audited the combined statement of revenue and certain expenses of the Delaware Corporate Center Acquisition Property (the "Delaware Corporate Center") described in Note 1 for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Brandywine Realty Trust as described in Note 1 and is not intended to be a complete presentation of the Delaware Corporate Center's revenue and expenses.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Delaware Corporate Center for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 31, 1996

                           DELAWARE CORPORATE CENTER

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                                (NOTES 1 AND 2)

                                                                                   FOR THE
                                                       FOR THE            NINE-MONTH PERIODS ENDED
                                                      YEAR ENDED      ---------------------------------
                                                     DECEMBER 31,     SEPTEMBER 30,       SEPTEMBER 30,
                                                         1995             1995                1996
                                                     ------------     -------------       -------------
                                                                                  UNAUDITED
REVENUE:
  Base rents (Note 2)..............................    $410,000          $378,000           $1,666,000
                                                       --------          --------           ----------
          Total revenue............................     410,000           378,000            1,666,000
                                                       --------          --------           ----------
CERTAIN EXPENSES:
  Maintenance and other operating expenses.........     122,000            72,000              146,000
  Utilities........................................     145,000           111,000              137,000
  Real estate taxes................................     126,000            91,000               87,000
  Ground rent......................................     109,000            82,000               82,000
                                                       --------          --------           ----------
          Total certain expenses...................     502,000           356,000              452,000
                                                       --------          --------           ----------
REVENUE IN EXCESS OF CERTAIN EXPENSES..............    $(92,000)         $ 22,000           $1,214,000
                                                       ========          ========           ==========

   The accompanying notes are an integral part of these financial statements.

                           DELAWARE CORPORATE CENTER

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                               DECEMBER 31, 1995

1. BASIS OF PRESENTATION:

     The combined statement of revenue and certain expenses reflects the operations of the Delaware Corporate Center (the "Delaware Corporate Center") located in New Castle County, Delaware. This property is expected to be acquired by Brandywine Realty Trust (the "Company") from Koll Investment Management, Inc. in November, 1996. The Delaware Corporate Center has aggregate net rentable area of approximately 105,000 square feet and was 11% leased as of December 31, 1995. This combined statement of revenue and certain expenses is to be included in the Trust's registration statement on Form S-11 as the acquisition has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

     The accounting records of the Delaware Corporate Center are maintained on an accrual basis. The accompanying financial statement excludes certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Delaware Corporate Center.

     The combined statement of revenue and certain expenses for the nine months ended September 30, 1996 and 1995, are unaudited. In the opinion of management, all adjustments consisting solely of normal recurring adjustments necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

2. OPERATING LEASES:

     Base rents presented for the nine-month period ended September 30, 1996, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustment for the nine-month period ended September 30, 1996, was $302,000 (unaudited).

Existing tenants whose minimum rental payments equaled 10% or more of the total base rents in 1995 were:

        Great Western Mortgage Corporation.................................  $63,000
        Federal Deposit Insurance Corporation..............................   46,000
        The Lubrizol Corporation...........................................   42,000

     The Delaware Corporate Center is leased to tenants under operating leases with expiration dates extending to the year 1999. Future minimum rentals under noncancelable operating leases excluding tenant reimbursements of operating expenses as of December 31, 1995 were as follows:

        1996..............................................................  $209,000
        1997..............................................................   159,000
        1998..............................................................   142,000
        1999..............................................................    58,000

     Certain leases also include provisions requiring tenants to reimburse the Company for management costs and other operating expenses up to stipulated amounts.

                           DELAWARE CORPORATE CENTER

                               DECEMBER 31, 1995

     Subsequent to December 31, 1995, a significant tenant (Kimberly Clark) entered into an operating lease to occupy 93,000 square feet of the Delaware Acquisition Property. This lease extends to the year 2005, and the Delaware Corporate Center is 100% occupied as a result of this lease.

3. LAND LEASE:

     The Delaware Corporate Center is the leasee under a land lease extending to the year 2048. Annual ground rent payments under this lease are presently $109,000. Payments under the lease will be adjusted in 1998 and at each five year period thereafter, based on increases on the consumer price index.